EXHIBIT 32
SECTION 906 CERTIFICATION OF THE CEO/CFO
EMS TECHNOLOGIES, INC.
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND
CHIEF FINANCIAL OFFICER
     Each of the undersigned Chief Executive Officer and Chief Financial Officer of EMS Technologies, Inc. hereby individually certifies that the Annual Report on Form 10-K of the Company for the period ended December 31, 2010, to which this Certification is attached, fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of EMS Technologies, Inc.
In witness whereof, each of the undersigned has executed and delivered this Certification on this 15th day of March, 2011.

/s/ Neilson A. Mackay Neilson A. Mackay	/s/ Gary B. Shell Gary B. Shell
President and Chief Executive Officer	Senior Vice President,
EMS Technologies, Inc.	Chief Financial Officer and Treasurer
EMS Technologies, Inc.